UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 23, 2006

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2006, the Board of Directors of Tempur-Pedic International Inc. (the “Company”) approved a revised compensation structure for non-employee directors of the Company effective October 23, 2006. The principal changes in directors’ compensation are to (i) eliminate per meeting fees and replace it with an annual fee for membership on the Board; (ii) differentiate compensation based on service on different committees and role as Chair of a committee; and (iii) provide compensation packages for all non-employee directors. The compensation will be comprised of cash payments and option awards. The compensation structure was developed by the Company’s Compensation Committee, and recommended to the Company’s Board of Directors for approval. The Board of Directors expects to review director compensation for the Company annually. A copy of the summary sheet outlining the terms of director compensation for non-employee members approved by the Board of Directors is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Summary of Director Compensation of Tempur-Pedic International Inc., as adopted on October 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2006

Tempur-Pedic International Inc.

By:	/s/ Dale Williams
Name:	Dale Williams
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Summary of Director Compensation for Tempur-Pedic International, Inc., as adopted on October 23, 2006